UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 29, 2014
Emergent BioSolutions Inc.
 (Exact Name of Registrant as Specified in Charter)
Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2273 Research Boulevard, Suite 400, Rockville, Maryland		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (301) 795-1800
Not applicable
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 29, 2014, Emergent BioSolutions Inc. announced the completion of its offering of $250 million aggregate principal amount of 2.875% Convertible Senior Notes due 2021 and that it intends to use a majority of the net proceeds to finance the company's acquisition of Cangene Corporation.  In connection with the company's issuance of the notes, the unused $125 million term loan portion of the company's credit facility terminated automatically in accordance with the terms of the senior secured credit agreement, dated December 11, 2013, with Bank of America, N.A., as administrative agent.  In addition, following the closing of the notes offering, the company repaid the $62 million outstanding indebtedness under the revolving credit portion of the credit facility, which restored the full $100 million revolving credit capacity under this facility.  The company intends to use any remaining net proceeds from the notes offering for general corporate purposes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2014	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ Robert G. Kramer Robert G. Kramer Executive Vice President and Chief Financial Officer